Exhibit 1.1
                           VOYAGEUR TAX-EXEMPT TRUST
                                    SERIES 3
                                TRUST AGREEMENT

                                                             Dated: May 18, 1995

         This Trust Agreement between Voyageur Fund Managers, Inc., as Depositor, and Investors Fiduciary Trust Company, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Voyageur Tax-Exempt Trust, Series 1 and Subsequent Series, Effective January 19, 1995" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.
                                WITNESSETH THAT:
         In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST
         Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    PART II
                     SPECIAL TERMS AND CONDITIONS OF TRUST
         The following special terms and conditions are hereby agreed to:

                   (a) The Bonds defined in Article I listed in Schedule A hereto have been deposited in Trust under this Trust Agreement.
                   (b) The fractional undivided interest in and ownership of a Trust represented by each unit for such Trust on the Initial Date of Deposit is the amount set forth under "Summary of Essential Financial Information - Fractional Undivided Interest in the Trust per Unit" in the Prospectus.
                   (c) For each Trust the Record Dates, Distribution Dates and the amount of the first distribution of funds from the Interest Account shall be the record dates, distribution dates and the amount set forth under "Summary of Essential Financial Information" on page 3 of the Prospectus.
                   (d) The term "Initial Date of Deposit" for each Trust shall mean May 18, 1995.
                   (e) The First Settlement Date shall be the date set forth under "Summary of Essential Financial Information - First Settlement Date" in the Prospectus.
                   (f) For the purposes of Section 4.03, the Evaluator shall receive for providing evaluation services to the Fund that fee set forth in the section captioned "Summary of Essential Financial Information" in the Prospectus.
                   (g) For the purposes of Section 8.01(g), the liquidation amount for each Trust is hereby specified as the amount set forth under "Summary of Essential Financial Information" appearing on page 3 of the Prospectus.
                  (h) For the purposes of Section 8.05, the compensation for the Trustee shall be that fee set forth in the section captioned "Summary of Essential Financial Information" appearing on page 3 of the Prospectus.
                  (i) For the purposes of Section 3.13, the Depositor shall receive for providing supervisory services the each Trust that fee set forth in the section captioned "Summary of Essential Financial Information" in the Prospectus.
                  (j) For the purposes of Section 3.04(b), the balance of the Principal Account must equal at least that amount specified in "Rights of Unitholders - Distributions of Interest and Principal" in the Prospectus.


         IN WITNESS WHEREOF, Voyageur Fund Managers, Inc. has caused this Trust Agreement to be executed by its Chairman, President, Chief Financial Officer or one of its Vice Presidents and Investors Fiduciary Trust Company has caused this Trust Agreement to be executed by one of its Trust Officers all as of the day, month and year first above written.

                                         Voyageur Fund Managers, Inc., Depositor


                                                       By: /S/ KENNETH R. LARSEN
                                                         Chief Financial Officer





                                              Investors Fiduciary TRUST Company,
                                                                         Trustee

                                                               By: /S/ RON Puett
                                                              Operations Officer

                         SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                                       IN
                      VOYAGEUR TAX-EXEMPT TRUST, SERIES 3

(Note: Incorporated herein and made a part hereof are the "Schedules of Investments" as set forth in the Prospectus.)